Exhibit 99.1

For more information contact:

Russ Knittel	Jennifer Jarman
Synaptics Incorporated	the blueshirt group
408-434-0110x140	415-217-7722

Synaptics Reports Third Quarter Results

Increasing New Market Revenues Offset Seasonality in the Notebook Sector

April 22, 2004 – San Jose, CA – Synaptics (Nasdaq: SYNA), a leader in interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the third fiscal quarter ended March 31, 2004.

Net revenue for the third quarter of fiscal 2004 was $34.3 million, a 31% increase over the $26.1 million for the third quarter of the prior fiscal year. Actual (GAAP) net income for the third quarter of fiscal 2004 was $3.5 million, or $0.13 per diluted share, which includes non-cash charges related to the amortization of deferred stock-based compensation of $128,000. This represents a 69% increase from actual net income of $2.1 million, or $0.08 per diluted share, for the comparable quarter of the prior fiscal year.

“We are very pleased with our financial results, as we posted another solid quarter despite the reported higher than expected inventory levels within the notebook sector during the period,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “While we did see a higher than anticipated seasonal decline of shipments into the notebook market, it was offset by a richer product mix, and continued growth of our non-notebook revenue, which represented approximately 19% of total revenues and was driven by continued strength in the portable digital entertainment market. We maintained our leadership position in the notebook market through our emphasis on product innovation and are well poised to continue to expand our business outside of the notebook market.”

Russ Knittel, Synaptics’ Chief Financial Officer, added, “We met our revenue target and matched the December quarter’s record profitability level, generating more than $4 million of cash from operations during the quarter and exiting March with approximately $91 million in cash and short-term investments. Given that our design activity remains strong across our key focus areas, our outlook for the June quarter calls for a sequential revenue increase of up to three percent, reflecting growth in both the notebook and portable music player segments, followed by another sequential rise in the September quarter.”

Earnings Call Information
The Synaptics third quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 22, 2004, during which management may discuss forward looking information. To participate on the live call, analysts and investors should dial 800-218-9073 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at http://www.synaptics.com/. A telephonic replay of the conference call will also be available for 48 hours by dialing 800-405-2236 and entering the passcode: 575185.

About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for mobile computing, communications and entertainment devices, with its products found in over 50 percent of today’s notebook computers. Synaptics’ engineered solutions for device manufacturers include: TouchPad™ the industry standard notebook navigation device; TouchStyk™, a modular capacitive pointing stick solution; SpeakerPad™, an integrated audio speaker and notebook TouchPad; LuxPad™, an illuminated TouchPad: TouchRing™, a one dimensional scrolling solution for MP3 devices; and QuickStroke®, a proprietary Chinese handwriting recognition software. More information about Synaptics can be found on the World Wide Web at www.synaptics.com.

This press release contains “forward-looking” statements, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe-harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ revenue expectations, and competitive position in both notebook computers and new market initiatives. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) market demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ products, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q, current reports on Form 8-K, and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	June 30,
	2004	2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$55,494	$41,697
Short term investments	35,291	35,589
Restricted cash	240	240
Accounts receivable, net of allowances of $130 and $160 at March 31, 2004, and June 30, 2003, respectively	18,808	13,181
Inventories	5,477	6,428
Prepaid expenses and other current assets	2,779	2,637

Total current assets	118,089	99,772
Property and equipment, net	1,976	1,934
Goodwill	1,891	1,968
Other assets	937	834

Total assets	$122,893	$104,508

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,300	$6,893
Accrued compensation	3,632	2,808
Accrued warranty	891	1,002
Income taxes payable	4,788	1,661
Other accrued liabilities	2,638	3,362
Capital leases and equipment financing obligations	55	231

Total current liabilities	20,304	15,957
Capital leases and equipment financing obligations, net of current portion	—	28
Note payable to a related party	1,500	1,500
Other liabilities	843	759

Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 24,814,164 and 23,835,877 shares issued and outstanding, respectively	25	24
Additional paid in capital	83,111	78,761
Deferred stock compensation	(760)	(1,184)
Notes receivable from stockholders	—	(20)
Retained earnings	17,856	8,583
Accumulated other comprehensive income	14	100

Total stockholders’ equity	100,246	86,264

Total liabilities and stockholders’ equity	$122,893	$104,508

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2004	2003	2004	2003
Net revenue	$34,284	$26,103	$98,129	$72,479
Cost of revenue	19,726	15,385	57,286	41,745

Gross margin	14,558	10,718	40,843	30,734
Operating expenses
Research and development	5,613	4,942	15,839	15,077
Selling, general, and administrative	3,452	2,715	9,819	7,957
Amortization of intangible assets	—	—	—	40
Amortization of deferred stock compensation	128	137	397	363
Restructuring	—	—	432	—

Total operating expenses	9,193	7,794	26,487	23,437

Operating income	5,365	2,924	14,356	7,297
Interest and other income, net	246	259	701	815
Interest expense	(33)	(35)	(101)	(121)

Income before income taxes	5,578	3,148	14,956	7,991
Provision for income taxes	2,073	1,079	5,683	2,887

Net income	$3,505	$2,069	$9,273	$5,114

Net income per share:
Basic	$0.14	$0.09	$0.38	$0.22

Diluted	$0.13	$0.08	$0.34	$0.21

Shares used in computing net income per share:
Basic	24,671,358	23,537,666	24,266,653	23,407,637

Diluted	27,451,066	25,125,131	26,921,070	24,869,050

Pro forma results (unaudited)
Reported net income	$3,505	$2,069	$9,273	$5,114
Pro forma adjustments:
Amortization of goodwill and other acquired intangible assets	—	—	—	40
Amortization of deferred stock compensation	128	137	397	363
Restructuring (tax effected)	—	—	272	—

Pro forma net income	$3,633	$2,206	$9,942	$5,517

Pro forma earnings per share
Basic	$0.15	$0.09	$0.41	$0.24

Diluted	$0.13	$0.09	$0.37	$0.22